QuickLinks -- Click here to rapidly navigate through this document

Exhibit 11

AEP INDUSTRIES INC.
COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
For the Three Months Ended April 30, 2004 and 2003

		For the Three Months Ended April 30,			For the Six Months Ended April 30,
	Shares of Common Stock	Number of Days Outstanding	Days in Period	Weighted Average Number of Shares Outstanding	Number of Days Outstanding	Days in Period	Weighted Average Number of Shares Outstanding
2004
November 1-October 31	8,176,744			8,176,744			8,176,744
Shares Issued:
January 7, 2004	45,859	90	90	45,859	115	182	28,977
February 23, 2004	154,036	68	90	116,383	68	182	57,552

Total Weighted Average Shares	8,376,639			8,338,986			8,263,273

2003
November 1-October 31	7,882,338			7,882,338			7,882,338
Shares Issued:
January 3, 2003	19,036	89	89	19,036	115	181	12,095
March 5, 2003	234,470	57	89	151,166	57	181	73,839

Total Weighted Average Shares	8,135,844			8,051,540			7,968,271

QuickLinks

AEP INDUSTRIES INC. COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING For the Three Months Ended April 30, 2004 and 2003